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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 6, 1997
                                        -----------------
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)


        Delaware                       0-19279                  34-1659910
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(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)



585 West Main Street, P.O. Box 629, Canfield, Ohio                44406
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    (Address of principal executive offices)                    (Zip Code)




        Registrant's telephone number, including area code: (330)533-2692
                                                            --------------




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Item 5. Other Events
--------------------

        On October 29, 1997, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") received the new Contract Price on Gas Purchase Agreements #10175, #10461 and #10515 with The East Ohio Gas Company dated September 3, 1991, March 10, 1994 and August 10, 1994, respectively. Pursuant to Article V of Gas Purchase Agreement #10175, the new adjusted base price for the November 1997 through April 1998 production periods will be $3.72/MCF, up from $3.13/MCF, and the May 1998 through October 1998 production periods will be $3.09/MCF, up from $2.50/MCF. Pursuant to Article V of Gas Purchase Agreement #10461, the new adjusted base price for the November 1997 through April 1998 production periods will be $3.36/MCF, up from $2.77/MCF, and the May 1998 through October 1998 production periods will be $2.66/MCF, up from $2.07/MCF. Pursuant to Article V of Gas Purchase Agreement #10515, the new adjusted base price for the November 1997 through March 1998 production periods will be $3.96/MCF, up from $3.37/MCF. These adjustments represent a $0.59 increase in the contract price for each of the three contracts. The majority of the Company's natural gas production falls under these Agreements.


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                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:      November 6, 1997           EVERFLOW EASTERN PARTNERS, L.P.

                                      By:      EVERFLOW MANAGEMENT COMPANY,
                                               General Partner

                                      By:      EVERFLOW MANAGEMENT CORPORATION,
                                               Managing General Partner


                                      By:      /c/William A. Siskovic
                                               --------------------------------
                                                   William A. Siskovic
                                                   Vice President and Treasurer